EXHIBIT 10

                              UNDERTAKING AGREEMENT

     This UNDERTAKING AGREEMENT (the "AGREEMENT"), dated as of July 1, 2007 is entered into by and between Epsilon 1 Ltd., an Israeli company ("PURCHASER") and the shareholder set forth on the signature page hereto (the "SHAREHOLDER").

     WHEREAS, concurrently with the execution and delivery of this Agreement, ECI Telecom Ltd., an Israeli company (the "COMPANY"), Purchaser and Epsilon 3 Ltd., an Israeli company and an indirect wholly owned subsidiary of Purchaser ("MERGER SUB"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of the date hereof pursuant to which Merger Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Purchaser, upon the terms and subject to the conditions set forth the Merger Agreement;

     WHEREAS, as of the date hereof, the Shareholder is the record and/or beneficial owner of, and has the sole right to vote and dispose of or cause to be voted or disposed of, 1,370,639 ordinary shares, par value NIS 0.12 per share, of the Company (the "COMPANY SHARES"); and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Purchaser and Merger Sub have required that the Shareholder agree, and the Shareholder is willing to agree, to the matters set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

     1. VOTING AGREEMENT; GRANT OF IRREVOCABLE PROXY.

          1.1 The Shareholder hereby undertakes to vote or cause to be voted all Company Shares at any general, special or other meeting of the shareholders of the Company, and at any adjournment(s) or postponement(s) thereof, however called or convened, or pursuant to any consent in lieu of a meeting or otherwise, which the undersigned has the right to so vote:

               (i) provided a Change of Recommendation (as defined in the Merger Agreement) has not occurred and remains in effect, in favor of the Merger (as defined in the Merger Agreement) and the approval and adoption of the Merger Agreement and the Transactions contemplated thereby, and any actions required in furtherance thereof; and

               (ii) except as otherwise agreed to in writing in advance by Purchaser, to the extent any of the following actions require a vote of the Company's shareholders under applicable Law or the Company's articles of association, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement):
          (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its material Subsidiaries (as defined in the Merger Agreement);
          (B) any sale, lease or transfer of a material amount of the assets of Company or any of its material Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Company or any of its material Subsidiaries; (C) any change in the persons who constitute the board of directors of Company that is not approved in advance by at least a majority of the persons who were directors of Company as of the date of this Agreement (or their successors who were so approved); or (D) any other action or proposal involving Company or any of its material Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Merger Agreement.


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          1.2 The Shareholder, on the date hereof, has validly executed and delivered an irrevocable proxy, in the form attached hereto as EXHIBIT A (the "PROXY"). The Proxy shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by the Shareholder. The Shareholder shall not enter into any contract or other agreement with any person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement, the Proxy or the Merger Agreement. Notwithstanding anything to the contrary contained in this Agreement, Purchaser understands and acknowledges that the Shareholder will have no obligation as a result of this Agreement or the Proxy to exercise stock options or other derivative securities exercisable for, or exchangeable or convertible into, Company Shares.

          1.3 FIDUCIARY RESPONSIBILITIES. Purchaser and the Shareholder acknowledge that the Shareholder is not making any undertaking or understanding in this Agreement in any capacity other than in the Shareholder's capacity as a shareholder of the Company. Nothing contained in this Agreement shall limit the rights and obligations of the Shareholder in his capacity as a director, employee or officer of the Company from taking any action in his capacity as a director, employee or officer of the Company, and no action taken by the Shareholder in any such capacity shall be deemed to constitute a breach of any provision of this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to Purchaser as follows:

          2.1 DUE AUTHORITY; BINDING AGREEMENT. The Shareholder (if not an individual) is duly organized and validly existing under the laws of its jurisdiction of organization and has all the necessary corporate power and authority to execute and deliver this Agreement and the Proxy and to consummate the transactions contemplated by this Agreement and the Proxy. The Shareholder has duly and validly executed and delivered this Agreement and the Proxy and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, this Agreement and the Proxy constitute legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

          2.2 NO CONFLICT. Neither the execution and delivery of this Agreement or the Proxy, the consummation of the transactions contemplated hereby or thereby, nor the performance of the Shareholder's obligations under this Agreement or the Proxy will, (a) conflict with or result in a breach of any provisions of the organizational documents of the Shareholder (if not an individual), (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding with respect to the Shareholder's Company Shares, (c) require any material consent, authorization or approval of any person other than a governmental entity, (d) violate or conflict with any writ, injunction or decree applicable to the Shareholder or the Shareholder's Company Shares.

          2.3 OWNERSHIP OF COMPANY SHARES. The Shareholder is the record and/or "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of the number of outstanding Company Shares set forth in the recitals to this Agreement. Also set forth in the recitals to this Agreement is the number of Company Shares issuable upon the exercise of the Options. The Shareholder holds the requisite power to vote the number of Company Shares set forth in the recitals to this Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Shareholder as follows:

          3.1 DUE AUTHORITY; BINDING AGREEMENT. The Purchaser is duly organized and validly existing under the laws of its jurisdiction of organization and has all the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated this Agreement. The Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the Shareholder, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

          3.2 NO CONFLICT. Neither the execution and delivery of this Agreement, the consummation by Purchaser of the transactions contemplated by this Agreement, nor the compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding, (c) require any material consent, authorization or approval of any person other than a governmental entity, or (d) violate or conflict with any writ, injunction or decree applicable to Purchaser.

     4. TRANSFER AND OTHER RESTRICTIONS. For so long as the Merger Agreement is in effect:

          4.1 CERTAIN PROHIBITED TRANSFERS. The Shareholder agrees not to, except as provided for in this Agreement or the Merger Agreement:

               a. sell, sell short, transfer (including gift), pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any Company Shares or Options or any interest contained therein, except pursuant to existing obligations under Options granted to third parties, which have previously been disclosed to Purchaser;

               b. grant any proxies or power of attorney or enter into a voting agreement or other arrangement with respect to any Company Shares or Options; or

               c. deposit any Company Shares or Options into a voting trust;

PROVIDED, HOWEVER, that Shareholder may transfer Company Shares for estate planning purposes or to a nationally (in Israel or the United States) or state recognized charitable organization if, in each case, any such proposed transferee first agrees in writing to be bound by the terms of this Agreement with respect to such Company Shares to be transferred to it, including by executing any documentation requested by Purchaser in connection therewith.

          4.2 ADDITIONAL COMPANY SHARES. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of the Company affecting the Shareholder's Company Shares or (ii) the Shareholder shall become the beneficial owner or record owner of any additional Company Shares, including pursuant to the exercise of Options, or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 of this Agreement and the Proxy, in each case, then the terms of this Agreement and the Proxy shall apply to the Company Shares or other securities of the Company held by the Shareholder immediately following the effectiveness of the events described in clause (i), or the Shareholder becoming the beneficial or record owner thereof, as described in clause (ii), as though they were Company Shares of the Shareholder under this Agreement and the Proxy.

     5. SPECIFIC ENFORCEMENT. Except as otherwise provided herein, any and all remedies in this Agreement expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or the Proxy and to enforce specifically the terms and provisions of this Agreement and the Proxy in the competent Israeli courts located in Tel Aviv-Jaffa, this being in addition to any other remedy to which they are entitled at law or in equity.

     6. TERMINATION. This Agreement shall terminate on the earliest of (i) immediately prior to the termination of the Merger Agreement in accordance with its terms, (ii) the agreement of Purchaser and the Shareholder to terminate this Agreement, and (iii) the Effective Time (as defined in the Merger Agreement). Termination shall not relieve any party from liability for any intentional and willful breach of its obligations under this Agreement committed prior to such termination.

     7. SURVIVAL. The representations and warranties of the parties contained in this Agreement shall terminate upon termination of this Agreement.

     8. NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by internationally recognized overnight courier (providing proof of delivery), or sent via fax or electronic email to the Parties at the following addresses, email addresses or fax numbers (or at such other address, email address or fax numbers as shall be specified by like notice):

                               if to Purchaser, to:

                               3 Daniel Frisch Street
                               Tel-Aviv, 64731
                               C/O Yossi Avraham, Arad & Co.
                               Fax: +972 3 969 3804
                               Attention: Yossi Avraham

                               with a copy to:

                               Clifford Chance US LLP
                               31 West 52nd Street
                               New York, New York 10019
                               Fax No: +1 212-878-8375
                               Email address: Karl.Roessner@CliffordChance.com
                                              David.Brinton@CliffordChance.com
                               Attention:     Karl A. Roessner, Esq.
                                              G. David Brinton, Esq.

                               If to the Shareholders, to:

                               Carmel Software Fund (Cayman) L.P.
                               c/o Carmvel Ventures
                               16 Abba Eban Avenue
                               Herzliya, Israel, 46725
                               Attention: Itzik Avidor, CFO
                               Facsimile: +972-9-972-0401

     9. ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     10. AMENDMENT; RELEASE. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

     11. SUCCESSORS AND ASSIGNS. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other party to this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12. COUNTERPARTS. This Agreement may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     13. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT AND THE PROXY SHALL BE SOLELY GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ISRAEL, WITHOUT GIVING EFFECT TO ANY OTHER CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ISRAEL OR OTHERWISE) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ISRAEL. Any dispute arising under or in relation to this Agreement or the Proxy shall be resolved in, and the sole and exclusive jurisdiction shall be of, a competent court located in Tel Aviv-Jaffa, and each of the parties hereby submits irrevocably to the jurisdiction of such courts. The parties hereby (i) consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by applicable law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in such manner as may be permitted by applicable law shall be valid and sufficient service thereof, (ii) agree that they will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (iii) agree that they will not bring any action relating this Agreement or the Proxy in any court other than the court of Tel Aviv-Jaffa. Each party agrees that a final judgment in any action or proceeding in any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

     14. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

     15. HEADINGS; CAPITALIZED TERMS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Merger Agreement.

     16. The effectiveness of this Agreement is conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

     17. Purchaser acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder, and Purchaser shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Company Shares, except as otherwise expressly provided herein.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholder and a duly authorized officer of Purchaser on the day and year first written above.

                                               EPSILON 1 LTD.


                                               By: __________________________
                                                   Name:
                                                   Title:

SIGNATURE PAGE TO UNDERTAKING AGREEMENT

                                               CARMEL SOFTWARE FUND
                                               (CAYMAN) L.P.


                                               By: __________________________
                                                   Name:
                                                   Title:

                    SIGNATURE PAGE TO UNDERTAKING AGREEMENT

                                    EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned shareholder of ECI Telecom Ltd., a company formed under the laws of the State of Israel (the "COMPANY") hereby irrevocably appoints and constitutes Shira Azran and/or Zohar Uzdin as the attorney and proxy of the undersigned with full power of substitution and resubstitution to the full extent of the undersigned's rights with respect to (i) the issued and outstanding ordinary shares, par value NIS 0.12 per share of the Company ("COMPANY SHARES"), owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other Company Shares which the undersigned may acquire of record after the date hereof (collectively, the "SUBJECT SECURITIES"). Upon execution of this proxy, all prior proxies given by the undersigned with respect to any of the Subject Securities regarding the matters that are the subject hereof, are hereby revoked and no subsequent proxies will be given with respect to any of the Subject Securities. This proxy is irrevocable and coupled with an interest, until the earliest to occur of any of the events specified in clauses (i) through (iii) of the following paragraph, at which time this proxy shall automatically be revoked.

     Each of the attorneys and proxies named above are hereby instructed and authorized to exercise this proxy to appear in the name and instead of the undersigned for the purpose of establishing a quorum and to vote (or cause to be voted) all of the Subject Securities, at any general, special or other meeting of the shareholders of the Company, and at any adjournment(s) or postponement(s) thereof, however called or convened, or pursuant to any consent in lieu of a meeting or otherwise, which the undersigned has the right to so vote during the period from the date hereof until the earlier of (i) immediately prior to the termination of the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated the date hereof, among the Company, Epsilon 1 Ltd. , an Israeli company ("PURCHASER") and Epsilon 3 Ltd., an Israeli company and an indirect wholly owned subsidiary of Purchaser ("MERGER SUB"), in accordance with its terms, (ii) the agreement of Purchaser and the undersigned to terminate this proxy, and
(iii) the Effective Time (as defined in the Merger Agreement):

          (i) provided a Change of Recommendation (as defined in the Merger Agreement) has not occurred and remains in effect, in favor of the Merger (as defined in the Merger Agreement) and the approval and adoption of the Merger Agreement and the Transactions contemplated thereby, and any actions required in furtherance thereof; and

          (ii) except as otherwise agreed to in writing in advance by Purchaser, to the extent any of the following actions require a vote of the Company's shareholders under applicable Law, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its material Subsidiaries (as defined in the Merger Agreement); (B) any sale, lease or transfer of a material amount of the assets of Company or any of its material Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Company or any of its material Subsidiaries;
     (C) any change in the persons who constitute the board of directors of Company that is not approved in advance by at least a majority of the persons who were directors of Company as of the date of this Agreement (or their successors who were so approved); or (D) any other action or proposal involving Company or any of its material Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Merger Agreement.

     This proxy does not relate to, and the undersigned remains entitled to vote in its discretion the Subject Securities on, all other matters. This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transfers of any of the Subject Securities).

                                      * * *

                  [Remainder of Page Intentionally Left Blank]

Date: July 1, 2007

                                               CARMEL SOFTWARE FUND
                                               (CAYMAN) L.P.


                                               By: __________________________
                                                   Name:
                                                   Title:

                                               Number of Company Shares owned of
                                               record: 1,068,684

                       SIGNATURE PAGE TO IRREVOCABLE PROXY